                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement                   [ ] Confidential, for Use of the
                                                      Commission Only (as permitted
                                                      by Rule 14a-6 (e) (2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant
    to sec. 240.14a-11(c) or 240.14a-12


                         Adams Resources & Energy, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
             and 0-11.
         (1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
         (5)  Total fee paid:


--------------------------------------------------------------------------------
         [ ] Fee paid previously with preliminary materials.
         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)  Amount Previously Paid:


--------------------------------------------------------------------------------
         (2)  Form, Schedule or Registration Statement No.:


--------------------------------------------------------------------------------
         (3)  Filing Party:


--------------------------------------------------------------------------------
         (4)  Date Filed:

                         ADAMS RESOURCES & ENERGY, INC.
                        4400 POST OAK PARKWAY, SUITE 2700
                              HOUSTON, TEXAS 77027


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                  MAY 14, 2004



To our Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders of Adams Resources & Energy, Inc. will be held at 4400 Post Oak Parkway, Suite 2700, Houston, Texas, Friday, May 14, 2004 at 11:00 a.m., Houston time, for the following purposes:

                  1.       To elect a Board of eight Directors;

                  2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The close of business on March 31, 2004 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

                                             By Order of the Board of Directors



                                             David B. Hurst
                                             Secretary

Houston, Texas
April 2, 2004


--------------------------------------------------------------------------------
                                    IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY PROXY.

--------------------------------------------------------------------------------

                         ADAMS RESOURCES & ENERGY, INC.
                        4400 POST OAK PARKWAY, SUITE 2700
                              HOUSTON, TEXAS 77027

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 14, 2004

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Adams Resources & Energy, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders to be held at 4400 Post Oak Parkway, Suite 2700, Houston, Texas, on Friday, May 14, 2004, at 11:00 a.m., Houston time, and any and all adjournments thereof, for the purposes set forth in the foregoing notice of meeting. This Proxy Statement, together with the enclosed proxy, is being mailed to stockholders on or about April 6, 2004.

         The cost of solicitation of the proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by directors, officers and employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxies and proxy material to their principals. Compensation and expenses of any such firms, which are not expected to exceed $1,000, will be borne by the Company.

         The enclosed proxy, even though executed and returned, may nevertheless be revoked at any time before it is voted by the subsequent execution and submission of a revised proxy, by written notice of revocation to the Secretary of the Company or by voting in person at the meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         At the close of business on March 31, 2004, the record date of those entitled to receive notice of and to vote at the meeting, the Company had outstanding 4,217,596 shares of Common Stock, $.10 par value ("Common Stock"). Holders of such stock will be entitled to one vote for each share of Common Stock held by them.

         The following table sets forth information regarding the number of shares of Common Stock of the Company held of record on March 31, 2004, by beneficial owners of more than five percent of the Common Stock, and by all officers and directors as a group. Unless otherwise indicated, each person named below has sole voting and investment power over all shares of Common Stock indicated as beneficially owned.

         NAME AND ADDRESS                                     BENEFICIAL                        PERCENT
         OF BENEFICIAL OWNER                                  OWNERSHIP                         OF CLASS
         -------------------                                 -----------                        --------
         K. S. Adams, Jr.                                     2,099,987(1) shares                 49.8%
         4400 Post Oak Parkway, Suite 2700
         Houston, TX  77027

         FMR Corp.                                              421,800(2) shares                 10.0%
         82 Devonshire St.
         Boston, MA 02109

         Officers and Directors                               2,169,412 shares                    51.4%
         as a group (12 persons)

------------------------

(1) Includes 1,644,275 shares owned by KSA Industries, Inc., 324,680 shares owned by Mr. Adams directly, 7,973 shares owned by Mrs. Adams, 123,059 shares held in trusts for Mr. Adams' grandchildren, of which Mr. Adams serves as the trustee.

(2) Based on information contained in a Schedule 13G filed February 1, 1999 as amended. Beneficial owners associated with FMR Corp. include Fidelity Management & Research Company, Fidelity Low-Priced Stock Fund, Edward C. Johnson 3d and Abigail P. Johnson.


                              ELECTION OF DIRECTORS

        Eight directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting of Stockholders, each to hold office until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified. All of the nominees for director named below except for Mr. Wiener are now serving as a director of the Company. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees listed below unless authorization to do so is withheld. The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy at the meeting is required for the election of directors. Stockholders may not cumulate their vote in the election of directors. If prior to the meeting, any of the nominees for Director become unable to serve, the persons named in the accompanying proxy will vote for another nominee or nominees in accordance with their best unanimous judgment on such matters. It is the policy of the Company that all directors and nominees for director shall attend the Annual Meeting of Stockholders. All directors of the Company attended the 2003 Annual Meeting.

        At the Company's 2003 Annual Meeting, the stockholders elected nine directors of which five were Company employees and four were independent directors. In order to effect a change to a majority of independent directors, two of the Company employees, Mr. Claude Lewis and Ms. Juanita Simmons, resigned from the Board effective March 16, 2004. In addition, the Company bylaws were amended to change the requirement for nine directors to a requirement of not less than seven nor more than eleven directors. The following table sets forth the names, ages, and principal occupations of the nominees for director, other directorships of public companies held by them, length of continuous service as a director and number of shares of Common Stock beneficially owned by each of them as of March 31, 2004. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

                                           PRINCIPAL OCCUPATION                    DIRECTOR          OWNED AS OF
      NOMINEE AND AGE                       AND DIRECTORSHIPS                       SINCE           MARCH 31, 2004
      ---------------                      --------------------                    --------         --------------
K. S. Adams, Jr. (81)                     Chairman of the Board                      1973            2,099,987(1)
                                          President, and Chief Executive
                                          Officer of the Company

E. C. Reinauer, Jr. (68)                  International Project Manager              1973                 8,473

Edward Wieck (80)                         Land & Investments                         1976                13,688

E. Jack Webster, Jr. (83)                 Chairman & CEO of  Petrol
                                          Properties, Inc.; Director United          1985                15,169
                                          Missouri Bancshares, Inc.

Richard B. Abshire (51)                   Vice President- Finance                    1986                13,200
                                          of the Company

John A. Barrett (66)                      Partner - Fulbright & Jaworski, LLP        1997                 3,000

Vincent H. Buckley (81)                   Executive Vice President and               2002                     -
                                          General Counsel of the Company

William B. Wiener III (52)                Investments                                   -                     -

------------------------

(1) Includes 1,644,275 shares owned by KSA Industries, Inc., 324,680 shares owned by Mr. Adams directly, 7,973 shares owned by Mrs. Adams, 123,059 shares held in trusts for Mr. Adams' grandchildren, of which Mr. Adams serves as the trustee.

         All of the nominees for director, with the exception of Mr. Adams, own less than one percent of the class of shares outstanding. All of the nominees for director have been engaged in the principal occupations indicated above for the last five years except Mr. Buckley and Mr. Wiener. Previously, Mr. Buckley served Of Counsel for Locke Liddell & Sapp LLP. There are no family relationships among the executive officers or directors of the Company except Mr. Barrett is a first cousin of Mr. Adams. The independent directors include Messrs. Reinauer, Wieck, Webster, Barrett and Wiener.

        Mr. Wiener is President of WBW Enterprises, a private investment firm. From 2000 through 2003, Mr. Wiener was employed by Duke Energy, most recently as Chief Investment Officer & Senior Vice President for Strategic Business Development for Duke Energy North America. While employed with Duke, Mr. Wiener was responsible for monitoring, analyzing and approving all transactions from a risk perspective. He was also a member of the audit committee for Duke's joint venture with Exxon-Mobil. Previously, from 1993 through 1999, Mr. Wiener was the Chief Financial Officer for NATCO Group Inc. From 1978 through 1993, Mr. Wiener held varying positions including Executive Vice President and Senior Credit Officer with First City National Bank in Houston, Texas. His responsibilities at First City included Chairman of the Credit Approval Committee and Head of the Credit Policy Division. Mr. Wiener was born in Jackson, Mississippi in 1951 and graduated from Washington University in

St. Louis in 1973 with a Bachelor of Science in Business Administration. He was the recipient of the Wall Street Journal Award for the Outstanding Student in Finance for 1973. Mr. Wiener earned his MBA from The Wharton School, University of Pennsylvania in 1977 majoring in Finance and Accounting. Mr. Wiener has been designated as the Company's independent financial expert under Item 401(h) of Regulation S-K.

        The Board of Directors held four meetings in 2003 and each of the directors attended all of the meetings. Only those directors who are not employees of the Company or any of its subsidiaries or affiliates are entitled to receive a fee for their services as directors. Such directors each received $14,000 for their services during 2003. A Compensation Committee and a Nomination Committee of the Board of Directors was organized by the Board on March 16, 2004. Such Committees will become operational on May 14, 2004 in connection with the Company's annual meeting.

        The Board of Directors has maintained a standing Audit Committee that met five times during the last fiscal year. The Audit Committee has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and its subsidiaries and the sufficiency of the audits of all Company activities. This committee is the Board's agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communication between other directors, the independent auditors and management as their duties relate to financial accounting, reporting and controls. The Audit Committee is also responsible for reviewing the financial transactions of the Company involving any related parties. The Audit Committee is comprised of the outside directors, currently Messrs. Reinauer, Webster, Barrett and Wieck. The members of the Company's Audit Committee are independent as defined by the American Stock Exchange Listing Standards Section 121(A). Mr. Wiener will become a member of the Audit Committee following his election to the Board of Directors. In addition, Mr. Wiener is "financially sophisticated" as the term is defined by the American Stock Exchange Listing Standards Section 121(B) and his biographical information is contained herein. The Board of Directors has adopted a written charter for the Audit Committee. The written charter was included as an appendix to the Company's 2003 proxy statement.


                            AUDIT AND OTHER SERVICES

        Deloitte & Touche LLP performed the audit of the Company's consolidated financial statements for the year ended 2003. The scope and all fees associated with audit and other services performed by Deloitte and Touche are pre-approved by the Audit Committee on an annual basis. The aggregate fees billed for 2003 and 2002 are set forth below:

                                                                 2003          2002
                                                               --------      --------
 Audit Services:
    Audit of Consolidated Financial Statements ..........      $285,000      $238,000
    Re-audit of 2001 Financial Statements ...............       120,000            --
    Subsidiary Company audit ............................        10,000        10,000
    Audit Related Services -
           Internal control advisory ....................        73,000            --
           SFAS No. 149 advisory ........................         7,350            --
           SFAS No. 133 advisory ........................            --        15,316
           SEC comment letter advisory ..................            --        13,753
                                                               --------      --------
              Total Audit fees and Audit Related Services       495,350       277,069
Tax Fees ................................................            --            --
All Other Fees ..........................................            --            --
                                                               --------      --------
                         Total ..........................      $495,350      $277,069
                                                               ========      ========


                          REPORT OF THE AUDIT COMMITTEE

March 16, 2004

To the Board of Directors:

        We have reviewed and discussed with management the Company's audited consolidated financial statements as of and for the year ended December 31, 2003.

        We have discussed with the independent auditors the matters discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have had discussions with the independent auditors about the items required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board. We have also discussed with the auditors the auditors' independence and have reviewed the written disclosures and the formal letter from the independent auditors required by Independence Standard No. 1.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.


                                                       E. C. Reinauer, Jr.
                                                           Chairman
                                                       E. Jack Webster, Jr.
                                                       John A. Barrett
                                                       Edward Wieck

                               EXECUTIVE OFFICERS

        The following table provides information regarding the executive officers of the Company and its significant subsidiaries. The officers of the Company and the officers and directors of the subsidiaries serve at the discretion of the Board of Directors of the Company.

         NAME                                          POSITION
         ----                                          --------

K. S. Adams, Jr.                       Chairman, President & Chief Executive Officer

Vincent H. Buckley                     Executive Vice President & General Counsel

Claude H. Lewis                        Vice President - Transportation, and
                                         President of Service Transport Company(1)

Richard B. Abshire                     Vice President - Finance

Lee A. Beauchamp                       President of Ada Resources, Inc.(1)

James Brock Moore III                  President of Adams Resources Exploration
                                         Corporation(1)

John M. Fetzer                         President of Gulfmark Energy, Inc.(1)

Tony Gant                              President of Adams Resources Marketing
                                         GP, Inc. (1)

------------------------
(1)        Each additional corporation listed is a subsidiary of the Company.


K. S. "BUD" ADAMS, JR. - was born in 1923 in Bartlesville, Oklahoma and graduated from Culver Military Academy, Culver, Indiana in 1940. He attended Menlo College and the University of Kansas engineering school until called to active Naval duty in 1944 serving as an aviation engineering officer on a PAC-Fleet aircraft carrier service unit. In 1947, Mr. Adams founded the Company's predecessor, Ada Oil Company, with its primary interest involving oil and gas exploration and production. Mr. Adams' personal holdings in oil and gas properties and real estate became the basis of the Company when it made its initial public offering in 1974. In addition to his involvement with Adams Resources & Energy, Inc., Mr. Adams' other business interests include farming, ranching and automobile dealerships, and he owns the National Football League franchise - Tennessee Titans.

VINCENT H. BUCKLEY joined Adams Resources & Energy, Inc. in August of 2002 as
         Executive Vice-President and General Counsel. He was born in New Orleans, Louisiana in 1922. Split by war years Mr. Buckley attended Rice University from 1941 to 1943, and then as V-12 Marine trainee, attended Southwestern Louisiana Institute at Lafayette, Louisiana from July 1943 to February 1944; and then returned to Rice in 1946 to graduate with BA degree in 1947. He attended the University of Texas Law School and obtained a law degree (LLB) in 1950. He received his Mediation Certificate from A. A. White Dispute

         Resolution Institute in November 1992. He worked for the Dow Chemical Company from June 1950 to October 1982 in various legal and management positions, including three years (1966-1969) in Hong Kong and the Far East as director of Legal and General Affairs, then as Assistant General Counsel and later as General Manager, Oil & Gas Division. He joined Apache Corporation as Vice President in 1982, and was President and Chief Executive Officer of Cockburn Oil Corporation from August 1984 through August 1988. He was Of Counsel for Locke Liddell & Sapp LLP from January 1989 to August 2002.

CLAUDE H. LEWIS was born in Roaring Springs, Texas in 1943. From 1961 through
         1965, Mr. Lewis worked in the oil field as a welder, pumper and driver. In 1965, he joined the Prescon Corporation and became Manager of the Company's Greenville, South Carolina plant manufacturing post tension concrete products. In 1972, Mr. Lewis became a principal with Brazelton Brothers, Inc. Trucking and in 1974 he joined the Company as Personnel and Safety Director of Service Transport Company. He is currently this subsidiary's President, overseeing the Company's common carrier tank truck operation.

RICHARD B. ABSHIRE was born in Los Angeles, California in 1952. He received his
         B.B.A. degree (cum laude) in Finance from the University of Texas in 1974 and received an M.B.A. degree from the University of Texas in 1976. Following graduation until joining the Company in 1985, Mr. Abshire was employed by Arthur Andersen LLP. Mr. Abshire is a Certified Public Accountant in the State of Texas and in his capacity with the Company he oversees all accounting, finance and administrative functions.

LEE A. BEAUCHAMP was born in Baytown, Texas in 1952. He received his B.B.A.
         degree in Marketing from Texas A&M University in 1975. Following his December graduation, Mr. Beauchamp joined the Company in January, 1976. He has spent his entire career in different management positions of Ada Resources, Inc. He now serves as President of this subsidiary, which is responsible for the distribution of lube oils and motor fuels into the retail and industrial markets.

JAMES BROCK MOORE III was born in Cleveland, Texas in 1940. He received his
         B.S. Degree in Mechanical Engineering from the University of Houston in 1964. Following graduation he was employed by Texaco, Inc. in various engineering capacities. He joined Cabot Corporation in 1978 as Manager of Engineering of the oil and gas division, serving in that capacity until 1982 when he joined Texas Gas Exploration Corporation as Vice President of Operations and Engineering. From 1989 to 1996 Mr. Moore was Vice President of Operations for Energy Development Corp. He accepted the position of Senior Vice President with Adams Resources Exploration Corporation in 1997 and was promoted to President in 1998. In his capacity with the Company, Mr. Moore oversees all oil and gas exploration and production operations.

JOHN M. FETZER joined the Company in March 2002 as President of the Gulfmark
         Energy, Inc. subsidiary. John was born in Lamesa, Texas in 1953. He received his B.B.A. degree in Marketing from Stephen F. Austin State University in 1976. He joined Marathon Oil Company in 1976 and held various financial and commercial positions until 1981. From 1981 to 1986, Mr. Fetzer served as Manager, Crude Oil Trading for P & O Falco and UPG Falco, which became Enron Oil Trading and Transportation. He held the position of Vice-President of Crude Oil Trading from 1986 to 1991 and Senior Vice President of Marketing from 1991 to 1993 at Enron Oil Trading and Transportation. From 1993 to September 1994, Mr. Fetzer was a private investor and consulted in oil and gas related matters. He served as Senior Vice-President for Howell Crude Oil Company from September 1994 to December 1996. Mr. Fetzer was Senior Vice-President Crude Oil for Genesis Energy, LP since December 1996 and he served as Executive Vice President since October 1999.

TONY A. GANT was born in Lawton, Oklahoma in 1952. He received his B.B.A.
         degree in accounting from Texas A & M University in 1975. Mr. Gant's career includes positions of increasing responsibilities in the energy industry with Transcontinental Gas Pipe Line Corp., Tennessee Gas Pipeline Company, Quintana Petroleum Corporation and Coral Energy, Inc. He has been with Adams Resources Marketing since 1999 as Director of Supply, Director of Marketing, Managing Director, and was promoted to President in March 2004.


                             COMPENSATION PHILOSOPHY

         The Board of Directors and management believe it is in the best interest of the Company's shareholders, employees, suppliers and customers to balance the need to reinvest available cash flow to build the Company's equity base with the need to attract and retain key employees. The Company has no securities authorized for issuance under equity compensation plans.

         In its Board of Director's meeting on March 16, 2004, the Board organized a Compensation Committee to be comprised of all of the outside directors. The Compensation Committee will become operational on May 14, 2004 in connection with the Company's annual meeting. At such time, the Compensation Committee shall review and approve the compensation of all executive officers of the Company.

                             EXECUTIVE COMPENSATION

         The following table sets forth the total compensation of the Company's Chief Executive Officer and each of its most highly compensated executive officers during the three fiscal years ending December 31, 2003, 2002 and 2001. There were no stock options granted by the registrant during the periods presented.

                                                       ANNUAL COMPENSATION                   COMMON STOCK
         NAME AND                                -----------------------------------         OWNED AS OF
     PRINCIPAL POSITION                 YEAR      SALARY       BONUS        OTHER(1)        MARCH 31, 2004
-----------------------------           ----      ------       -----        --------      -------------------
K. S. Adams, Jr.                        2003     $150,406    $      -       $ 5,394       2,099,987(3) shares
    Chief Executive Officer             2002     $150,406    $      -       $ 4,978
                                        2001     $150,406    $      -       $ 6,800

Vincent H. Buckley (2)                  2003     $150,000    $      -       $     -               -
    Executive Vice President            2002     $ 49,231    $      -       $     -
    and General Counsel

Claude H. Lewis                         2003     $162,700    $      -       $ 9,661
    President of  Service               2002     $157,330    $ 50,000       $10,592          12,000 shares
    Transport Company                   2001     $120,541    $      -       $10,683

James Brock Moore III                   2003     $149,210    $      -       $ 8,551               -
    President of Adams                  2002     $148,600    $      -       $ 9,245
    Resources Exploration               2001     $148,600    $      -       $ 7,721
    Corporation

Richard B. Abshire                      2003     $200,000    $      -       $12,908
    Vice President, Finance and         2002     $200,000    $      -       $12,000          13,200 shares
    President Adams Resources           2001     $200,000    $      -       $13,669
    Marketing GP,Inc.

Juanita G. Simmons                      2003     $156,000    $ 68,000       $13,985
    Vice President of                   2002     $156,000    $ 75,000       $11,737           1,500 shares
    Gulfmark Energy, Inc.               2001     $156,000    $      -       $10,967

Lee A. Beauchamp                        2003     $108,000    $      -       $10,374
    President of Ada                    2002     $106,615    $      -       $10,476              75 shares
    Resources, Inc.                     2001     $ 93,615    $ 42,600       $10,311

John M. Fetzer (2)                      2003     $270,000    $107,000       $ 8,000
    President of Gulfmark               2002     $205,615    $116,000       $     -           2,300 shares
    Energy, Inc.

Tony Gant                               2003     $155,000    $ 59,000       $ 9,854
    President of Adams                  2002     $155,000    $ 43,455       $ 5,934               -
    Resources Marketing GP, Inc.        2001     $155,000    $ 43,620       $ 6,800

------------------------
    (1) Amounts reflects car allowances and employer matching contributions to the Company's 401(k) savings plan.

    (2)   Mr. Buckley and Mr. Fetzer joined the Company during 2002.

    (3)   Reflects all shares beneficially owned by Mr. Adams.

                                PERFORMANCE GRAPH

         The performance graph shown below was prepared under the applicable rules of the Securities and Exchange Commission based on data supplied by Standard & Poor's Compustat. The purpose of the graph is to show comparative total shareholder returns for the Company versus other investment options for a specified period of time. The graph was prepared based upon the following assumptions:

         1. $100.00 was invested on December 31, 1998 in the Company's common stock, the S&P 500 Index, and the S&P 500 Integrated Oil and Gas Index.

         2.    Dividends are reinvested on the ex-dividend dates.


         Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.



                              (PERFORMANCE GRAPH)



                                                                                    INDEXED RETURNS
                                                                                     Years Ending
                                                      Base          -----------------------------------------------------
                                                     Period
Company / Index                                      Dec-98         Dec-99      Dec-00     Dec-01      Dec-02      Dec-03
---------------------------------------------------  ------         ------      ------     ------      ------      ------
ADAMS RESOURCES & ENERGY INC                          100           149.52      248.80     141.11       97.31      255.41
S&P 500 INDEX                                         100           121.04      110.02      96.95       75.52       97.18
S&P 500 INTEGRATED OIL & GAS                          100           117.68      129.97     122.50      107.55      136.28

                        TRANSACTIONS WITH RELATED PARTIES

        Mr. K. S. Adams, Jr., Chairman and President of the Company, is a limited partner in certain family limited partnerships known as Sakco, Ltd. ("Sakco"), Kenada Oil & Gas, Ltd. ("Kenada") and Kasco, Ltd. ("Kasco"). From time to time, Mr. Adams individually, the family partnerships as well as Sakdril, Inc. ("Sakdril"), a wholly owned subsidiary of KSA Industries, Inc., (a major stockholder of the Company and controlled by Mr. Adams) participate as working interest owners in certain oil and gas wells operated by the Company. In addition, these entities may participate in non-Company operated wells where the Company also holds an interest. Sakco, Kenada, Kasco, Sakdril and Mr. Adams participated in each of the wells under terms no better than those afforded other non-affiliated working interest owners. In recent years, such related party transactions tend to result after the Company has first identified oil and gas prospects of interest. Due to capital budgeting constraints, typically the available dollar commitment to participate in such transactions is greater than the amount management is comfortable putting at risk. In such event, the Company first determines the percentage of the transaction it wants to obtain, which allows a related party to participate in the investment to the extent there is excess available. Such related party transactions are individually reviewed and approved by the Audit Committee comprised of independent directors on the Company's Board of Directors. As of December 31, 2003, the Company owed a combined net total of $1,088,000 to these related parties. In connection with the operation of certain oil and gas properties, the Company also charges such related parties for administrative overhead primarily as prescribed by the Council of Petroleum Accountants Society ("COPAS") Bulletin 5. Such overhead recoveries totaled $138,000 in 2003.

        David B. Hurst, Secretary of the Company, is a partner in the law firm of Chaffin & Hurst. The Company has been represented by Chaffin & Hurst since 1974 and plans to use the services of that firm in the future. Chaffin & Hurst currently leases office space from the Company. Transactions with Chaffin & Hurst are on the same terms as those prevailing at the time for comparable transactions with unrelated entities.

         The Company also enters into certain transactions in the normal course of business with other affiliated entities. These transactions with affiliated companies are on the same terms as those prevailing at the time for comparable transactions with unrelated entities.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The present intention of the Audit Committee of the Board of Directors is to appoint Deloitte & Touche LLP, independent public accountants, to audit the financial statements of the Company for the year ending December 31, 2004. Deloitte & Touche LLP was first appointed as the Company's auditors in 2002. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The Company maintains a code of ethics for the principal executive officer, the principal financial officer and all other executive officers. Refer to Exhibit 3(d) of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002. There were no waivers of the code during 2003.

         Any stockholder may communicate with the Board of Directors, any committee of the Board, or any director, by sending written communications addressed to the Board of Directors of Adams Resources & Energy, Inc., a Board committee or such individual director or directors, c/o Investor Relations Manager, Adams Resources & Energy, Inc., 4400 Post Oak Parkway, Suite 2700, Houston, Texas 77027. All communications will be forwarded to the Board, the Board committee or such individual director or directors in accordance with the request of the stockholder.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all required Form 3, 4 and 5 reports for transactions occurring in 2003 were timely filed.


                                  OTHER MATTERS

         The Company knows of no matters to be presented for consideration at the meeting other than those described above. If other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying proxy, and acting pursuant to authority granted thereunder, will vote in accordance with their best unanimous judgment on such matters.

         Any proposal to be presented by any stockholder at the 2005 Annual Meeting of Stockholders must be received by the Company prior to December 15, 2004.

                                           By Order of the Board of Directors


                                           David B. Hurst
                                           Secretary

Houston, Texas
April 2, 2004

                       ANNUAL MEETING OF STOCKHOLDERS OF

                         ADAMS RESOURCES & ENERGY, INC.

                                  May 14, 2004




                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

  |                                                                          |
  v  Please detach along perforated line and mail in the envelope provided.  v

--------------------------------------------------------------------------------
   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

1. Election of Directors                                              The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares.
                                NOMINEES:
[ ] FOR ALL NOMINEES            O K.S. Adams, Jr.
                                O J.A. Barrett                        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE
[ ] WITHHOLD AUTHORITY          O E.C. Reinauer, Jr.                  MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS
    FOR ALL NOMINEES            O V.H. Buckley                        MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL (1) AND IN
                                O E. Wieck                            ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING THE PROXY
[ ] FOR ALL EXCEPT              O E.J. Webster, Jr.                   WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED
   (See instructions below)     O W.B. Wiener III                     AT THE MEETING.
                                O R.B. Abshire


                                                                      PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in
             the circle next to each nominee you wish to
             withhold, as shown here: O
-------------------------------------------------------------








-------------------------------------------------------------
To change the address on your account, please check
the box at right and indicate your new address in      [  ]
the address space above. Please note that changes
to the registered name(s) on the account may not be
submitted via this method.
-------------------------------------------------------------

Signature of Stockholder                        Date:                 Signature of Stockholder                   Date:
                        -----------------------      ----------------                         ------------------      --------------

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                         ADAMS RESOURCES & ENERGY, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 14, 2004

                     PROXY SOLICITED BY BOARD OF DIRECTORS

      The undersigned hereby appoint(s) K.S. Adams, Jr. and R.B. Abshire and each of them lawful attorneys and proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held at 4400 Post Oak Parkway, Suite 2700, Houston, Texas on Friday, May 14, 2004, at 11:00 a.m. and any adjournments thereof, and to vote thereat the number of shares the undersigned would be entitled to vote if personally present:


                         (TO BE SIGNED ON REVERSE SIDE)


                                                                           14475